                                                                   Exhibit 10.21



                       DEVELOPMENT AND LICENSE AGREEMENT*
                       ---------------------------------


     AGREEMENT, dated June 9, 1998, between HOWMEDICA INC. ("Howmedica"), a Delaware corporation, with an address at 359 Veterans Boulevard, Rutherford, New Jersey 07070, and Orthovita, Inc. ("Orthovita"), a Pennsylvania corporation, with an office at 45 Great Valley Parkway, Malvern, Pennsylvania 19355.

     WHEREAS, Orthovita and Howmedica desire to work together in the further development of Orthovita's proprietary composite, high-strength bis-GMA resin based upon combeite with a bioactive interface which Orthovita calls "Orthocomp(TM)" in the Field of Use; and

     WHEREAS, in connection with such development Orthovita has and may acquire additional interests in certain Patents and Proprietary Information (as herein defined) relating to the Product, and Howmedica desires to obtain exclusive licenses to the Patents and the Proprietary Information, and Orthovita is agreeable to granting such licenses pursuant to the terms of this Agreement; and

     WHEREAS, Orthovita and Howmedica are simultaneously herewith entering into a Supply Agreement (hereinafter called the "Supply Agreement") by which Orthovita will supply quantities of the Product to Howmedica, in accordance with the terms of said agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties hereby agree as follows:

1.   Definitions.  For purposes of this Agreement the following definitions
     -----------
shall be applicable:

A.   "Affiliate" means, with respect to any party, if applicable, its respective
      ---------
     direct or indirect ultimate parent company, if any, and any company, firm or other entity more than fifty percent (50%) of whose issued and voting capital or share participation is owned or controlled, directly or indirectly, by said party or by its parent company, but only for so long as said ownership or control shall continue.

B.   "Field of Use" means joint replacement surgery.
      ------------

C.   "Net Sales" means the gross amount charged for sales by Howmedica, its
      ---------
     Affiliates or sublicensees of the Product to third parties less deductions for: (a) sales, excise, use or similar



* Certain portions of this Exhibit 10.21 have been omitted based upon the company's request for confidential treatment. These omitted portions have been separately filed with the Securities and Exchange Commission.

2

     taxes actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business; (b) normal and customary trade and cash discounts allowed and actually taken; and (c) actual amounts repaid or credited to customers on account of rejections or returns, rebates or retroactive price reductions. Sales between or among Howmedica and its Affiliates or permitted sublicensees shall be excluded from the computation of Net Sales. Sales by Howmedica, its Affiliates or permitted sublicensees of Products which are combined with the sale of other products ("bundled") will be part of Net Sales, and the sales price of the Product in such transactions will, in the absence of an invoice price, be deemed to be the price charged to third parties in arms length transactions for similar quantities of Product. Product provided to customers at no charge will not be considered as Net Sales.


D.   "Patents" means all rights and interests of Orthovita in the patents and
      -------
     patent applications, if any, as described in Appendix I.

E.   "Product" means the product or products described in Appendix I, attached
      -------
     hereto and made a part hereof.

F.   "Proprietary Information" means all rights and interests of Orthovita, now
      -----------------------
     owned or hereafter during the Term of Agreement acquired or developed by Orthovita, to all know-how, trade secrets and scientific and technical information relating to the Product in the Field of Use.

G.   "Specifications" shall mean the specifications jointly established by the
      --------------
     parties which are attached hereto as Exhibit A.

H.   "Term of Agreement" means the term of this Agreement as provided in
      -----------------
     paragraph 13 hereof.

I.   "Territory" means all countries of the world.
      ---------

J.   "Valid Claim" means a claim of an unexpired United States or foreign Patent
      -----------
     which has not been withdrawn, canceled, disclaimed or revoked, not held invalid by a court of competent jurisdiction or administrative body in an unappealed or unappealable decision.

     2. Development Program.  Orthovita and Howmedica will collaborate in the
        -------------------
further development of the Product. The responsibilities of Orthovita and Howmedica, respectively, shall be as follows:

A. Orthovita shall use reasonable commercial efforts to complete the development of the Product to meet the Specifications. Orthovita shall keep Howmedica informed on a current basis of its performance of development activities hereunder. Orthovita shall also be responsible for conducting human clinical trials of the Product under protocols agreed to by Howmedica; for filing and pursuing to issuance an application for Premarket Approval ("PMA") in the United States; for filing and pursuing to approval the CE mark in the European Community; and for pursuing regulatory approvals in all other countries (except Japan) deemed necessary and appropriate by Howmedica and Orthovita.

B. Howmedica shall be responsible for demonstration of the safety and efficacy of the Product in animals and for Roentgenographic Stereophotogrammetry Analysis ("RSA") testing. Howmedica shall also be responsible for pursuing regulatory approval for the Product in Japan. The protocol for any human clinical trials for Japan shall be agreed to by Orthovita.

4


C. Orthovita and Howmedica shall each permit representatives of the other party to visit their respective facilities and will assist the other party in performing its obligations to complete the development program.

     3. Payments.  Howmedica shall make the following payments to Orthovita upon
        --------
the achievement of the milestone events specified below:

Milestone Events                                    Payment
----------------                                   ----------

Demonstration that Product meets Specifications    $     XXXX
     and is safe and efficacious in animals
Submission by Orthovita of U.S. IDE                $     XXXX
Receipt of CE mark in European Union               $     XXXX
Receipt of U.S. PMA                                $     XXXX
Receipt of Japanese regulatory approval            $     XXXX


Each of the foregoing payments shall be made to Orthovita within ten (10) business days of Howmedica's knowledge of the occurrence of the applicable milestone event by wire transfer of immediately available funds, as directed by Orthovita. The parties will use their respective best commercial efforts to achieve the first milestone event specified above by the third anniversary of this Agreement. If the first milestone event has not been achieved prior to such third anniversary, either party may terminate this Agreement by notice to the other. Such termination will be the sole remedy of either party for the failure of the first milestone to be achieved.

     4. License; Technical and Regulatory Assistance; and Rights of Reference.
        ---------------------------------------------------------------------

A. Orthovita hereby grants to Howmedica exclusive licenses (including the right to sublicense, subject to Orthovita's prior written approval, which shall not be unreasonably withheld) in the Territory under the Patents and the Proprietary Information to use and sell the Product for all applications in the Field of Use.

B. From the third anniversary of Howmedica's first commercial sale of the Product until the fifth anniversary of such sale, or upon such earlier date as Howmedica shall have the right to terminate the Supply Agreement pursuant to Section 6.2(c) thereof, Howmedica shall have the further right to obtain exclusive licenses (including the right to sublicense without restriction to an Affiliate or to a third party sublicensee, subject to Orthovita's prior written approval, which shall not be unreasonably withheld in the event that Howmedica's proposed sublicense to a third party is in connection with its termination of the Supply Agreement pursuant to
     Section 6.2(c) thereof and provided further that the sublicensee agrees not to sell bis-GMA products for any healthcare application during the life of the Patents) in the Territory under the Patents and Proprietary Information to make, have made, import and have imported the Product for all applications in the Field of Use (herein called the "Additional Licenses"), provided that Howmedica has performed all of its obligations under the Supply Agreement, by giving Orthovita a minimum of 180 days prior notice of its intention to obtain the Additional Licenses. Following receipt of such notice, Orthovita will provide all reasonable technical assistance as may be necessary in order to complete the effective transfer to Howmedica of all Proprietary Information needed to manufacture the Product, and Howmedica will reimburse Orthovita's reasonable expenses in connection with providing such technical assistance. The

6

     parties agree to cooperate in an orderly transfer of manufacturing from Orthovita to Howmedica. Upon Howmedica's having established a manufacturing facility sufficient to supply its requirements for the Product and obtaining all required regulatory approvals and certifications for operation of such facility, (i) Howmedica shall pay to Orthovita the sum of U.S. $7,000,000 by wire transfer of immediately available funds, as directed by Orthovita; (ii) the Supply Agreement shall terminate, except for any supply or payment obligations which the parties may have under the Supply Agreement on such date, which they shall fulfill; and (iii) Howmedica will thereafter use reasonable commercial efforts to manufacture and sell the Product.

C. During the term of the Supply Agreement, if Howmedica shall fail to purchase the minimum amount of Product specified in Exhibit C to the Supply Agreement for any year for any geographic region listed in said exhibit, and if Howmedica shall further fail to make the payment to Orthovita for such region as specified in Section 4.1(b) of the Supply Agreement, then Orthovita shall have the right to terminate Howmedica's license rights hereunder for such region.

D. In the event that Howmedica shall obtain the Additional Licenses, it may be that Howmedica will have the Product manufactured at a facility controlled by Howmedica, in addition to or instead of a facility controlled by Orthovita. It is the intention of the parties that each shall cooperate with the other to effectuate such a possibility as follows:

(a)  (i)    Howmedica shall have the right to designate a Howmedica or Howmedica
     Affiliate facility as a site of a manufacture of the Product during the term of this Agreement, and shall make such a designation by notifying Orthovita in writing. In the event that Howmedica makes such a notification during the pendency of a PMA before the U.S. Food and Drug Administration ("FDA"), Orthovita shall cooperate with Howmedica in amending the PMA to seek approval for the Howmedica facility as a manufacturing site. In the event that Howmedica makes such a designation after approval of the PMA, Orthovita shall cooperate with Howmedica in obtaining approval of a supplement to the PMA for the Howmedica facility as a manufacturing site;

(b)  (ii)   In the event that Orthovita is unable to provide Howmedica's requirements of the Product under the Supply Agreement, Orthovita and Howmedica shall cooperate to take steps to assure that Howmedica may obtain PMA approval from FDA in its own name for manufacture of the Product at a facility designated by Howmedica, or to take such other steps as are reasonable and which would effectuate the purposes of this Agreement to assure that an adequate supply of Product is available to Howmedica;

(c) (iii) Orthovita hereby provides to Howmedica a right of reference to any of its submissions to FDA, which reference would be related to implementation of the provisions of this Section 4(D). Orthovita shall provide written confirmation to FDA of the right of reference to FDA at appropriate times during the term of this Agreement; and

     (iv) The parties expect that the objectives described in this Section 4(D) may require the making of regulatory submission to health ministries or their representatives outside the United States, including authorization for CE marking in the European Union. The parties agree to cooperate to take appropriate steps to effectuate any such filings.

A. In any sublicense hereunder, the sublicensee shall be prohibited from further sublicensing and shall acknowledge that it is subject to the terms and conditions of the license granted to Howmedica under this Agreement. Notwithstanding any such sublicense, Howmedica shall remain primarily liable to Orthovita for all of Howmedica's duties and obligations contained in this Agreement, and any act or omission of a sublicensee which would be a breach of this Agreement if performed by Howmedica shall be deemed to be a breach by Howmedica of this Agreement.



     5. Improvements.  All improvements, modifications or alterations to the
        ------------
Product made or developed during the Term of Agreement by Orthovita and related to the Field of Use, including any related patents and scientific or technical information, know-how or trade secrets, shall be deemed automatically subject to this Agreement and shall be included within the definitions of Product, Patents and Proprietary Information, as the case may be. Orthovita shall, from time to time, promptly disclose to Howmedica all such improvements, modifications or alterations.

     6. Names.  Orthovita hereby grants to Howmedica a fully-paid, royalty-free
        -----
license to use the trademark Orthocomp(TM) in connection with Howmedica's, or its sublicensees', sales of the Product. Howmedica or its sublicensees shall mark all Products sold in the United States with all applicable patent numbers. All Products shipped to and/or sold in other countries shall be marked and labeled in such a manner as to conform with all applicable laws of the country where the Products are sold.

     7. Confidentiality.
        ---------------

A.   Confidential Information.  Except as expressly permitted by this Agreement,
     ------------------------
     each party hereto (the "Receiving Party") agrees that it will not, without the prior written consent of the other party (the "Disclosing Party"), disclose to any person or entity any information relating to the Proprietary Information, the Product or the Patents or the related business that is disclosed to

8


     it by the Disclosing Party (including, without limitation, documents, software products, specifications, customer lists, technical information or know-how, financial information, marketing or business plans), and is marked "Confidential" or would reasonably be regarded in the industry as confidential or proprietary (collectively, the "Confidential Information"). With respect to the Confidential Information of the Disclosing Party, and with respect to Confidential Information arising from this collaboration, each party shall:

     (i) use the Confidential Information only for the purpose of performing its duties or exercising its rights under this Agreement and for no other purpose, subject to the terms and conditions of this Agreement;

     (ii) safeguard the Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature, but not less than a reasonable degree of care; and

     (iii) not disclose the Confidential Information to others (except to its directors, employees, consultants, agents, Affiliates, or the employees or consultants of an Affiliate, who have a reasonable need to know such Information and who are bound to the Receiving Party by a like obligation of confidentiality and restriction on use) without the express written consent of the other party.

B.   Notice.  In the event that the Receiving Party is requested or required by
     ------
     document requests, subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt notice of such request or demand or any other similar process so that the Disclosing Party may seek an appropriate protective order.

C.   Exemption from Restrictions on Confidential Information.  The obligations
     -------------------------------------------------------
     of Section 7(B) shall not apply to that Confidential Information of the Disclosing Party which:

     (i) the Receiving Party or its Affiliate can demonstrate by written records was known to it prior to disclosure hereunder;

     (ii) is now, or in the future becomes, public knowledge other than through the acts or omissions of the Receiving Party or its Affiliate;

     (iii) is lawfully obtained by the Receiving Party or its Affiliate from sources independent of the Disclosing Party;

     (iv) the Receiving Party can demonstrate was independently developed by employees of the Receiving Party or its Affiliate without application or use of such Confidential Information; or

     (v) the Receiving Party is required to disclose by law or pursuant to the direction of a court or government agency; provided the Disclosing Party is first given a reasonable opportunity to contest such disclosure.

D.   Disclosure of Confidential Information in Regulatory Filings.  Nothing
     ------------------------------------------------------------
     contained herein is intended to prevent either party from using the Confidential Information to make regulatory filings and to obtain necessary or appropriate regulatory approvals as contemplated by this Agreement or to prosecute or obtain Patents for products developed hereunder or in disclosure documents prepared by either party to comply with applicable securities laws.

E.   Disclosure of Confidential Information Not a License.  The furnishing of
     -----------------------------------------------------
     the Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant or license to the Receiving Party under any legal rights now or hereinafter held by the Disclosing Party.

F.   Remedy.  Each party acknowledges that the restrictions contained in this
     ------
     Section 7 are, in view of the nature of the Confidential Information, reasonable and necessary to protect the legitimate proprietary interests of the Disclosing Party and that any breach of this Section by the Receiving Party will result in substantial and irreparable harm to the Disclosing Party. Accordingly, the Receiving Party agrees that damages at law may be an inadequate remedy for breach of this Section and that the Disclosing Party shall have available the right to obtain injunctive relief, enjoining and restraining the Receiving Party from disclosing or using any Confidential Information and specific performance, without the necessity of proving actual damages for any such breach. The rights set forth in this Section shall be in addition to all other rights the Disclosing Party may have at law or in equity.

     8. Payments.  In consideration of the licenses and other rights granted to
        --------
Howmedica herein, but only in the event that the Supply Agreement has terminated, Howmedica shall make royalty payments to Orthovita equal to XXX% of Net Sales of Product in countries where there is a Valid Claim of Patent and XXX% of Net Sales of Product in countries where Orthovita has no such Valid Claim of Patent. The foregoing payments shall be payable on Net Sales in each country during the Term of Agreement applicable with respect to such country as specified in Section 11 hereof. After the end of the Term of Agreement with respect to any country, Howmedica shall not be required to make any further payments to Orthovita for Net Sales in such country and shall have a fully-paid, exclusive license for all applications in the Field of Use under the Patents, the Proprietary Information and any trademark rights granted under Section 4 hereof.

10


     9. Accounting and Procedures for Payments.  Payments under Section 8 above
        --------------------------------------
shall be subject to the following provisions:

A. Sales between or among Howmedica, its Affiliates or sublicensees shall not be subject to payments under Section 8 hereof, but in such cases payments shall be calculated upon Net Sales to an independent third party. Howmedica shall be responsible for payments on Net Sales by its Affiliates or sublicensees.

B. Howmedica shall make payments to Orthovita on Net Sales during each calendar quarter within XXX days after the end of each such quarter, and each payment shall be accompanied by a report identifying the Product, Net Sales (and the calculation thereof), and the amount payable to Orthovita, as well as the computation thereof. All amounts shown in a foreign currency on the sales invoice shall be converted into United States dollars by Howmedica using "Standard Exchange Rates" in accordance with established Accounting Policies and Procedures of Howmedica. All payments shall be made in United States dollars and shall be remitted to Orthovita at its address as first specified above.

C. Any taxes required to be paid or withheld by Howmedica, its Affiliates or sublicensees for the account of Orthovita on amounts payable under this Agreement shall be deducted from the amounts payable at the rates specified by applicable law. In addition, Howmedica shall provide promptly to Orthovita receipts from the government or taxing authority evidencing payment of such taxes.

D. Howmedica, its Affiliates and sublicensees shall keep full and accurate books and records setting forth gross sales, Net Sales, and amounts payable to Orthovita. Howmedica shall permit Orthovita, at its expense, by independent certified public accountants employed by Orthovita and reasonably acceptable to Howmedica, to examine such books and records at any reasonable time, but not later than three 3 years following the rendering of any such reports, accountings and payments. The opinion of said independent accountants regarding such reports, accountings and payments shall be binding on the parties hereto.

     10.  Commercialization.  Howmedica will use commercially reasonable efforts
          -----------------
to promote and sell the Product, provided that nothing in this Agreement shall require Howmedica to maximize sales of the Product nor prevent Howmedica, its Affiliates or sublicensees from manufacturing, using or selling in any country any products similar to or competitive with the Product other than products containing bis-GMA resin. If Howmedica fails to commence sale of the Product in any of the United States, Japan, Canada, United Kingdom, France, Spain, Italy or Germany after a reasonable time following its or Orthovita's receipt of regulatory approval applicable to any such country and if Orthovita identifies one or more of such countries, then Howmedica shall have one hundred-eighty

(180) days to commence selling the Product in such country. If Howmedica fails to commence selling the Product within such 180-day period, Howmedica's license rights specified in Section 4(A) above for such country may be terminated by Orthovita by notice to Howmedica. Orthovita also agrees that nothing in this Agreement shall in any way limit Howmedica's sole and exclusive right to determine, in its discretion, the timing or manner of marketing, manufacturing or advertising the Product, provided such marketing, manufacturing, or advertising is in compliance with applicable laws and regulations.

     11.  Patents.  The following provisions shall be applicable to the Patents:
          -------

A. Orthovita shall have the right, following consultation with Howmedica, but not the obligation, to defend or institute litigation in connection with the Patents, the Proprietary Information or otherwise with respect to the Product, and any such litigation shall be at Orthovita's expense and for its sole benefit. If Orthovita fails to defend or prosecute any such action, Howmedica shall have the right, following consultation with Orthovita, but not the obligation, to defend or institute such litigation.

B. If Howmedica determines in good faith with respect to any country that, in order to avoid infringement of any patent not licensed hereunder, it is reasonably necessary to obtain a license in order to make, use or sell the Product and to pay a royalty under such license, then Howmedica's obligations to make payments under Section 8 hereof shall be reduced with respect to Net Sales in such country by an amount equal to XXX% of the royalty payable by Howmedica under such additional license.

C. Orthovita shall have the first right, at its own expense, to prepare, file, prosecute, maintain and extend such patent applications and Patents claiming the Product in countries of its choice throughout the world. If Orthovita declines to file, prosecute or maintain such Patent Applications or Patents issuing therefrom in any country where Howmedica requests such action, Howmedica may, at its expense, undertake the filing, prosecution and maintenance of such abandoned application or Patent.

     12.  Representations and Covenants.  The parties hereby make the following
          -----------------------------
representations and covenants:

A. Orthovita hereby represents and warrants to Howmedica that (i) Orthovita is the legal and beneficial owner of the Patents and the Proprietary Information and has not entered into any agreement with any other person or firm granting any rights in the Field of Use to the Product, the Patents or Proprietary Information or otherwise inconsistent with the provisions of this Agreement; (ii) no approvals or consents of any institution, firm or governmental entity are necessary with respect to the execution and performance by Orthovita of this Agreement;

12



     (iii) to the best of Orthovita's knowledge the manufacture, use or sale of the Product by Howmedica will not infringe any patents of third parties;
     (iv) Orthovita has heretofore disclosed to Howmedica all material written information and data in its possession regarding the Product's safety or risk factors; and (v) this Agreement has been duly executed and delivered by Orthovita and is valid binding and enforceable against Orthovita in accordance with its terms.

B. Howmedica hereby represents to Orthovita that (a) no approvals or consents of any institution, firm or governmental entity are necessary with respect to the execution and performance by Howmedica of this Agreement, and (b) this Agreement has been duly executed and delivered by Howmedica and is valid, binding and enforceable against Howmedica in accordance with its terms.

C. Orthovita agrees that Orthovita shall not, during the Term of Agreement, directly or indirectly engage in or become associated with the design, development or exploitation of any other implant cement which is competitive with the Product when sold for applications in the Field of Use.

D. Orthovita hereby further grants to Howmedica, and Howmedica hereby accepts, an exclusive option to expand the Field of Use to include screw augmentation and vertebroplasty applications. Howmedica may exercise said option by giving notice to such effect to Orthovita at any time within the period ending six (6) months from the date of this Agreement whereupon the parties will negotiate in good faith for a period not to exceed 30 days additional minimum purchase quantities for the Product for such applications, which shall be included in an amendment to the Supply Agreement. If Howmedica and Orthovita have not agreed on such additional minimum purchase quantities within such 30 day period, Orthovita shall be free to consummate a transaction relating to the Product for screw augmentation and vertebroplasty applications with any third party. Upon Howmedica's obtaining the rights to screw augmentation and vertebroplasty applications for the Product, the term "Field of Use", when used in this Agreement, shall be deemed to include such additional applications.

     13.  Term of Agreement.  This Agreement shall be effective as of the date
          -----------------
first set forth above and shall expire, unless sooner terminated pursuant to
Section 14, on a country-by country basis, upon the later of (i) the last to expire of the Patents in such country with claims embracing the Products sold therein; or (ii) 10 years after the date of first commercial sale of the Product in such country by Howmedica, its Affiliates or sublicensees. Notwithstanding the foregoing, if any Patent or Patents shall issue in the United States with claims embracing the Product, the Term of Agreement with respect to the United States shall be until the last to expire of such Patent or Patents. Upon expiration of the Term of Agreement, the last sentence of Section 8 shall survive such expiration.

     14.  Termination.  This Agreement shall terminate as follows:
          -----------

A.   If at any time Howmedica shall, in its reasonable judgment, determine that
     (i) Orthovita has failed to produce Product meeting the Specifications prior to the third anniversary of this Agreement for reasons other than Force Majeure; (ii) for medical or technical reasons it is not reasonably practicable to sell or to continue to sell Product in one or more major markets; (iii) (iv) governmental regulatory requirements in one or more major markets make or would make registration or marketing of Product not reasonably practicable; (v) for reasonable commercial reasons it shall not be economically practicable to market or continue to market the Product; or
     (vi) if Howmedica shall decide, at its discretion, permanently to cease to sell the Product, then in each such case Howmedica, upon 60 days notice to Orthovita, shall have the right, as Howmedica may elect, to terminate this Agreement, whereupon this Agreement shall terminate 60 days after the date of such notice.

B. If either Howmedica or Orthovita breaches or defaults in the performance or observance of any of the provisions of this Agreement, and such breach or default is not cured within 60 days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement upon a further 30 days notice. If any representation or warranty of any party as contained in this Agreement shall be materially incorrect or inaccurate, such shall be deemed to be a material breach or default of this Agreement by such party.

C. If Howmedica fails to purchase the aggregate minimum quantities of Product as set forth in Exhibit C to the Supply Agreement for three (3) consecutive years, then Orthovita shall have the right to terminate this Agreement upon 90 days notice to Howmedica.

D. Either party may terminate this Agreement if the first milestone event listed in Section 3 above has not been achieved on or before the third anniversary of this Agreement upon (60) days notice to the other party.

E. Upon any termination of this Agreement by Howmedica under Section 14(A) or by Orthovita under Sections 14(B) or (C) hereof, or by either party under
     Section 14(D) hereof, all rights granted herein to Howmedica shall terminate and revert to Orthovita.

F. Termination of this Agreement for any reason shall be without prejudice to Orthovita's right to receive all payments accrued under Section 8 hereof prior to the effective date of such termination and any other remedies which either party may otherwise have.

G. Any termination of this Agreement shall also cause the termination of the Supply Agreement.

14


       15.  Force Majeure  No party shall be liable for failure of or delay in
            -------------
performing its obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any cause reasonable beyond the control of such party, but if and only if the party affected shall have used reasonable efforts to avoid such Force Majeure and to remedy it promptly if it shall have occurred.

       16.  Indemnification.  Howmedica shall indemnify Orthovita against and
            ---------------
hold Orthovita harmless from any and all causes of action, liability, damage, loss or expense, including, without limitation, interest and penalties and reasonable fees and disbursements of counsel and any claim, complaint, suit, proceeding or cause of action (collectively, "Losses") resulting from or arising out of:

       (i) any negligence or intentional misconduct by Howmedica, its officers, directors, shareholders, employees, Affiliates, agents, sublicensees, successors and assigns relating to or in connection with this Agreement or the Product;

       (ii) any breach by Howmedica of any representation, warranty, covenant or provision in this Agreement; or

       (iii) the death of or injury to any person or persons, damage to property, or any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the design, testing (including, without limitation, clinical trials), production, manufacture, shipping, handling, use (in commerce or otherwise), distribution, importation, sale, consumption, promotion or advertisement of the Product,

(a) except for such Losses which are attributable to Orthovita's breach of its representations as contained in this Agreement; provided, however, with respect to any claim covered by the foregoing Howmedica indemnification, Orthovita shall give Howmedica notice as soon as practicable of any such claim or action and that Howmedica shall have the right to participate in any compromise, settlement or defense thereof.

       17.  Miscellaneous.
            -------------

A.     Survival.  Sections 7(B), (C), (D), (E), (F) and (G), 9(D), 16 and 17(B)
       --------
       and all rights to payment and causes of action accrued prior to the effective date of termination or expiration, and any other provisions clearly meant to survive the termination or expiration of this Agreement shall survive the termination of this Agreement or the expiration of the Term of Agreement.

B.   Arbitration.  Except as provided in Section 7(F), all controversies arising
     -----------
     out of or in connection with this Agreement shall, without further recourse to the courts, be finally determined by arbitration in accordance with the following provisions:

     (i) The arbitration tribunal shall comprise three arbitrators. Each party shall appoint one arbitrator and the two arbitrators so appointed shall appoint the umpire;

     (ii) If either party fails to appoint its arbitrator within one month of the receipt of a corresponding request by the other, or if the two arbitrators appointed shall fail to reach agreement on the umpire within one (1) month of the date of the last appointment, that arbitrator and/or the umpire shall, at the request of the either party, be appointed by the President of the American Arbitration Association;

     (iii)  The Arbitration Tribunal shall sit in New York, New York; and

     (iv) The arbitration proceedings shall be governed by rules of procedure as adopted by the arbitrators. If they should fail to agree on such rules within thirty (30) days, then the arbitration proceeding will be governed by the rules of the American Arbitration Association.

C.   Assignment. This Agreement shall not be assignable by either party without
     ----------
     the prior consent of the other, except that either party may assign this Agreement, in whole or in part to any Affiliate of such party or to the purchaser or successor in interest to substantially all of its business.

16


D.   Notice.  Any notice, consent or approval required under this Agreement
     ------
     shall be in writing sent by first class mail, postage prepaid, or by facsimile (confirmed by mail) and addressed as follows:


     If to Howmedica:

             Howmedica Inc.
             359 Veterans Boulevard
             Rutherford, New Jersey  07070

             Fax: (201) 507-6995
             Attention:  President

     If to Orthovita:

             Orthovita Inc.
             45 Great Valley Parkway
             Malvern, Pennsylvania  19355

             Fax: (601) 640-1714
             Attention:  [President]

     All notices shall be deemed to be effective on the date of mailing. In case any party changes its address at which notice is to be received, written notice of such change shall be given without delay to the other party.

E.   Entire Agreement.  This Agreement sets forth the entire agreement and
     ----------------
     understanding between the parties as to the subject matter hereof and has priority over all documents, oral consents or understandings made between Orthovita and Howmedica before the conclusion of this Agreement with respect to the subject matter hereof; none of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto.

F.   Waivers.  A waiver by any party of any term or condition of this Agreement
     -------
     in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of any party.

G.   Severability.  If and solely to the extent that any provision of this
     ------------
     Agreement shall be invalid or unenforceable, or shall render this Agreement to be unenforceable or invalid, such offending provisions shall be of no effect and shall not effect the validity of the remainder of this Agreement or any of its provisions.

H.   Headings.  Headings in this Agreement are included herein for ease of
     --------
     reference only and have no legal effect.

I.   Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
     each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                             ORTHOVITA, INC.


                                             By:

                                                  Title:



                                             HOWMEDICA INC.


                                             By:

                                                  Title:

                                  APPENDIX I
                                  ----------

PRODUCT
-------

A composite, high-strength bis-GMA resin based upon combeite with a bioactive interface.


PATENTS
-------

1.  U.S. Patent No. 5,681,872 issued October 28, 1997

2. All other patents and applications in any country, now owned or hereafter during the Term of Agreement acquired by Orthovita, relating to the Product, methods of use or manufacturing process thereof.

3. All divisionals, continuations, continuations-in-part, patents of addition, extensions and reissues if any patents or applications within the foregoing paragraph 1 and 2 of this Appendix I.

                                   EXHIBIT A

Description of Product
----------------------

A composite, high strength bis-GMA resin based upon combeite with a bioactive interface.

Specifications
--------------
                                   ESSENTIAL


     MECHANICAL (Material Only)
     ----------

a).  Axial Tensile Strength - XXXX

b).  Fatigue Axial Tensile - Tensile XXXX

c).  Modulus of elasticity XXXX. If not achievable then TS/E ratio applies

d).  Axial Tensile Strength / Elastic Modulus Ratio XXXX

e).  Fracture Toughness XXXX

f).  Creep - XXXX

g).  Shrinkage maximum - XXXX

h).  Compressive Strength, XXXX

i).  Cement - implant interface XXXX

     HANDLING
     --------

a).  Total set time in minutes: XXXX

b).  Maximum Exotherm XXXX

c).  XXXX

d).  XXXX

     BIOCOMPATIBILITY

a).  XXXX

b).  XXXX

c).  XXXX

d).  XXXX

                                LESS ESSENTIAL
                                --------------

     CHEMISTRY
     ---------

a).  XXXX

b).  XXXX

     HANDLING
     --------

a).  XXXX

b).  XXXX

c).  XXXX

d).  XXXX


1) XXXX
     2)XXXX